UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2006

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

          To the extent applicable, the information disclosed under Item 1.02 below is incorporated into this Item 1.01 by reference.

Item 1.02  Termination of a Material Definitive Agreement.

          On January 11, 2006, Rentech, Inc. (“Rentech”) and Headwaters Technology Innovation Group, Inc. (“Headwaters”) entered into a termination agreement pursuant to which Rentech and Headwaters agreed to dissolve FT Solutions, LLC (“FT Solutions”) and terminated all FT Solutions-related agreements between Rentech, Headwaters and FT Solutions.  FT Solutions was formed in June 2004 as a joint venture between Rentech and Headwaters, to combine Rentech’s iron-based Fischer-Tropsch technology with that of Headwaters.  Rentech held 50% of the membership interest in FT Solutions.

          The termination agreement terminates all of the provisions (except for certain provisions governing confidential information) of the operating agreement for FT Solutions and the contribution agreement, services agreement and patent and trademark license agreements Rentech entered into with Headwaters and FT Solutions in connection with the formation of FT Solutions.  Copies of these agreements are included as exhibits to the Current Report on Form 8-K Rentech filed on August 26, 2004.  The agreements provided for, among other things, the formation, capitalization and management of FT Solutions, the provision of services by Rentech and Headwaters in connection with the operation of the company and the licensing arrangements between each of Rentech and Headwaters and FT Solutions for the patent and trademark rights relating to Rentech’s and Headwaters’ Fischer-Tropsch technologies.  The joint venture enabled Rentech to carry on its separate Fischer-Tropsch business, and to receive 100 percent of the revenues from projects that it separately developed, except in China, unless otherwise agreed.  FT Solutions had the exclusive right itself, or through a licensee, to manufacture and sell Fischer-Tropsch catalysts for all of its projects and all of Headwaters’ and Rentech’s separate projects.  The venture contemplated that FT Solutions would contract with its customers to provide engineering services performed either through Rentech Services Corporation or by Headwaters. FT Solutions would receive all of those fees under its contract with its customers, and FT Solutions would pay Rentech Services Corporation and Headwaters for the services they would have provided.

          The terms of the termination include a return to Rentech and Headwaters of their respective technology and respective derivatives and the transfer of any other technology and derivatives developed by FT Solutions to both Rentech and Headwaters as co-owners.  Under the termination agreement, each of Rentech and Headwaters has agreed to hold the other harmless from all liabilities to any third party with respect to each of their use of their own derivative works (except to the extent any such liability is attributable to the actions or inaction of the other party or as otherwise agreed).  The termination agreement also includes a mutual release for any claims arising with respect to any capital account imbalance resulting from the distributions under the termination agreement and a mutual release and settlement for any claims and disputes with respect to FT Solutions and its operations or assets.

          The termination agreement is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.  Rentech’s press release, dated January 13, 2006, relating to the termination of the joint venture is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of the Exhibit

Exhibit 10.1	Termination Agreement for FT Solutions, LLC dated January 10, 2006, by and between Headwaters Technology Innovation Group, Inc. and Rentech, Inc.

Exhibit 99.1	Press Release by Rentech, Inc. dated January 13, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 17, 2006	By:	/s/ D. Hunt Ramsbottom

D. Hunt Ramsbottom
President and Chief Executive Officer